                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           AVONDALE FINANCIAL CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid: $125.00 - Sent By Wire

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        [LOGO AVONDALE FINANCIAL CORP.]

                         NOTICE OF 1997 ANNUAL MEETING

                                PROXY STATEMENT

                                                                 March 31, 1997

Dear Fellow Stockholder:

  On behalf of the Board of Directors and management of Avondale Financial Corp. (the "Company"), I cordially invite you to attend the Company's Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m., local time, on Friday, May 9, 1997 at the Chicago Cultural Center, G.A.R. Memorial Hall--2nd Floor, 77 East Randolph St., Chicago, Illinois.

  In addition to the election of two directors of the Company, your Board of Directors is submitting for approval one additional proposal. Stockholders are being asked to consider and vote upon the proposal to approve the Company's 1997 Omnibus Incentive Plan. This plan will replace the Company's current equity plans, the 1995 Stock Option and Incentive Plan and Recognition and Retention Plan. The purpose of the new plan is to promote the success, and enhance the value, of the Company by aligning the personal interests of directors and officers with those of Company stockholders. In addition, the Board believes that the approval of the proposal will enhance the ability of the Company to recruit and retain quality directors and management. Accordingly, your Board of Directors unanimously recommends that you vote "FOR" the proposal.

  I encourage you to attend the meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

  Thank you for your attention to this important matter.

Very truly yours,

/s/ Robert S. Engelman, Jr.
Robert S. Engelman, Jr.
President and Chief Executive Officer

                        [LOGO AVONDALE FINANCIAL CORP.]
                             20 North Clark Street
                            Chicago, Illinois 60602
                                (312) 782-6200

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 9, 1997

  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Avondale Financial Corp. (the "Company") will be held at the Chicago Cultural Center, G.A.R. Memorial Hall--2nd Floor, 77 East Randolph St., Chicago, Illinois, at 9:00 a.m. local time, on Friday, May 9, 1997.

  A proxy card and a Proxy Statement for the Meeting are enclosed.

  The Meeting is for the purpose of considering and acting upon:

  1. The election of two directors of the Company;

  2. The approval of the Company's 1997 Omnibus Incentive Plan;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof.

  The Board of Directors is not aware of any other business to come before the Meeting.

  Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 31, 1997 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

  A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for any purpose germane to the Meeting, at the main office of the Company, located at 20 North Clark Street, Chicago, Illinois, during the ten days prior to the Meeting as well as at the Meeting.

  You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

/s/ Robert S. Engelman, Jr.
Robert S. Engelman, Jr.
President and Chief Executive Officer

Chicago, Illinois
March 31, 1997


 IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT

                           AVONDALE FINANCIAL CORP.
                             20 North Clark Street
                            Chicago, Illinois 60602
                                (312) 782-6200

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 9, 1997

  This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of Avondale Financial Corp. (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Chicago Cultural Center, G.A.R. Memorial Hall, 77 E. Randolph St. Chicago, Illinois on Friday, May 9, 1997 at 9:00 a.m., local time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about April 4, 1997. Certain of the information provided herein relates to Avondale Federal Savings Bank (the "Bank"), a wholly owned subsidiary and the predecessor of the Company.

  At the Meeting, stockholders of the Company are being asked to elect two directors of the Company and approve the Company's 1997 Omnibus Incentive Plan (the "Omnibus Plan").

VOTE REQUIRED AND PROXY INFORMATION

  All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth herein and for the proposal to approve the Omnibus Plan. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to be presented at the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

  Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Approval of the Omnibus Plan requires the affirmative vote of the holders of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote thereon. Therefore, abstentions will have no effect on the election of directors, but will be counted and have the same effect as votes against approval of the Omnibus Plan. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have no effect on the election of directors or the approval of the Omnibus Plan. One-third of the outstanding shares of Common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

  A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Doria Koros, Secretary, Avondale Financial Corp., 20 North Clark Street, Chicago, Illinois 60602.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

  Stockholders of record as of the close of business on March 31, 1997 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 3,525,288 shares of Common Stock issued and outstanding.

  The following table sets forth, as of March 31, 1997, certain information as to the beneficial ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of the Company's outstanding shares of Common Stock; (ii) the Company's Chief Executive Officer and the two other executive officers of the Company (the "Named Officers"), and (iii) all directors and executive officers of the Company as a group.

                                                                      SHARES     PERCENT
                                                                   BENEFICIALLY    OF
                  BENEFICIAL OWNER                                    OWNED       CLASS
                  ----------------                                 ------------  -------
      PRINCIPAL OWNERS
        FMR Corp. (1)                                                321,800      9.13%
        82 Devonshire Street
        Boston, Massachusetts 02109
        Wellington Management Company (2)                            291,500      8.27
        75 State Street
        Boston, Massachusetts 02109
        Avondale Financial Corp. (3)                                 283,137      8.03
        Employee Stock Ownership Plan
        20 North Clark Street
        Chicago, Illinois 60602
        Olympia Partners (4)                                         220,000      6.24
        Judith N. Burke, G.P.
        1201 Pine Street
        Winnetka, Illinois 60093
      NAMED OFFICERS
        Robert S. Engelman, Jr.                                       73,847(5)   2.09
        President, Chief Executive Officer and
        Director of the Company and the Bank
        Howard A. Jaffe                                               23,003(5)    .65
        Vice President and Chief Financial Officer of the Company
        Executive Vice President and Chief
        Financial
        Officer of the Bank
        Anthony Pallante, II                                          25,136(5)    .71
        Vice President of the Company
        Executive Vice President of the Bank
        Directors and executive officers as a                        165,321(5)   4.69
        group
        (10 persons)

--------
(1) A Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated February 14, 1997, states that: Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 321,800 shares of the Common Stock. Mr. Edward C. Johnson 3d, Chairman of FMR Corp., through his control of Fidelity, and the Fidelity Funds ("the Funds") each has sole power to dispose of the shares owned by the Funds. Neither FMR Corp. nor Mr. Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., has sole voting and dispositive power over 29,500 shares.
(2) A Schedule 13G under the Exchange Act, dated February 10, 1997, states that Wellington Management Company is deemed to be a beneficial owner of shares by virtue of the direct or indirect investment and/or voting powers it possesses pursuant to the provisions of investment advisory agreements with various clients. Wellington Management Company has shared voting power over 181,500 shares and shared dispositive power over 291,500 shares.

(3) The amount reported represents shares held by the Avondale Financial Corp. Employee Stock Ownership Plan (the "ESOP"), 113,859 shares of which have been allocated to accounts of participants. First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.
(4) A Schedule 13D under the Exchange Act, dated March 21, 1997, states that Olympia Partners, Judith Burke, General Partner, beneficially owns 220,000 shares of the Common Stock. Olympia Partners has sole voting and dispositive power over such shares.
(5) Includes shares held directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes 6,223, 1,557 and 6,223 shares allocated to Messrs. Engelman, Jaffe and Pallante, respectively, under the ESOP. Excludes (i) 33,856, 16,000, 27,085 and 76,941 restricted shares of Common Stock awarded under the Company's Recognition and Retention Plan ("RRP") to Messrs. Engelman, Jaffe and Pallante, and all directors and executive officers as a group, respectively, which may not be voted by such persons, and (ii) 84,640, 16,000, 47,398 and 200,772 shares subject to options granted under the Company's Stock Option and Incentive Plan (the "Stock Option Plan") to Messrs. Engelman, Jaffe and Pallante, and all directors and executive officers as a group, respectively, which options are not exercisable within 60 days of March 31, 1997.

                      DIRECTORS AND EXECUTIVE MANAGEMENT

  The Company's Board of Directors currently consists of eight members, each of whom is also a director of the Bank. The Board is divided into three classes, each of which contains approximately one-third of the Board, and approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

  The following table sets forth certain information, as of March 31, 1997, regarding the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominee) will be voted at the Meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees may be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                             SHARES OF
                                                            COMMON STOCK PERCENT
                     POSITION(S) HELD     DIRECTOR  TERM TO BENEFICIALLY   OF
   NAME      AGE      IN THE COMPANY      SINCE (1) EXPIRE   OWNED (2)    CLASS
   ----      ---     ----------------     --------- ------- ------------ -------
                                   NOMINEES
Peter G.
 Krivkovich   50 Director                   1993     2000       3,938      .11%
Hipolito
 Roldan       53 Director                   1993     2000       2,138      .06

                        DIRECTORS CONTINUING IN OFFICE
Jameson A.
 Baxter       53 Director                   1993     1998       6,438      .18%
R. Thomas
 Eiff         56 Chairman of the Board      1991     1999       7,407      .21
Robert S.     55                            1993     1999      73,847(3)  2.09
 Engelman,       Director, President and
 Jr.              Chief Executive Officer
Sandra P.
 Guthman      53 Director                   1995     1998       3,438      .10
Arthur L.
 Knight,
 Jr.          59 Director                   1992     1999      14,938      .42
Robert A.
 Wislow       52 Director                   1993     1998       5,038      .14

--------
(1) Includes service as a director of the Bank prior to the formation of the Company.
(2) Includes shares held directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or dispositive powers. Excludes 84,640, 16,928, 7,026, and 5,756 shares subject to options granted under the Stock Option Plan to Messrs. Engelman, Eiff, Knight, and each other director, respectively, which options are not exercisable within 60 days of March 31, 1997.
(3) Includes 6,223 shares allocated to Mr. Engelman under the ESOP. Excludes 33,856 restricted shares awarded under the RRP to Mr. Engelman which may not be voted by him.

  The business experience for at least the past five years of each nominee and Director is set forth below.

  R. THOMAS EIFF. Mr. Eiff has been the President of Adams Brothers Distribution, an automotive service and distribution company, since January 1991. Mr. Eiff is the Chairman of the Board of the Company.

  ROBERT S. ENGELMAN, JR. Mr. Engelman joined the Bank in January 1993 as President, Chief Executive Officer and Director and has been the Company's President and Chief Executive Officer since its organization. Prior to joining the Company, Mr. Engelman was the Chairman of the Board and Chief Executive Officer of University Financial Corporation and its wholly-owned subsidiary, First Federal of Elgin, FSA, Elgin, Illinois.

  ARTHUR L. KNIGHT, JR. Mr. Knight is a private investor and business consultant and was recently President, Chief Executive Officer and Director of Morgan Products Ltd., a manufacturer and distributor of specialty building products.

  JAMESON A. BAXTER. Ms. Baxter has been President of Baxter Associates, Inc., a firm providing management and financial services to start-up and troubled companies in environmentally sensitive and other industries, since 1992. Ms. Baxter is also a Trustee of The Putnam Fund and a Director of The Banta Corporation. Ms. Baxter served as a Consultant to First Boston Corporation during 1991 and 1992.

  SANDRA P. GUTHMAN. Ms. Guthman has been the President and Chief Executive Officer of Polk Bros. Foundation, a philanthropic organization for social service, educational and cultural interests, since 1993. Prior to such time, Ms. Guthman served IBM Corporation in various marketing capacities. Ms. Guthman also serves as a Director of MBIA Insurance Corporation of Illinois, as well as other educational and social organizations.

  PETER G. KRIVKOVICH. Mr. Krivkovich has been President of Cramer-Krasselt Company, a marketing communications company, since 1986.

  HIPOLITO (PAUL) ROLDAN. Mr. Roldan has been President of the Hispanic Housing Development Corp., a residential and retail development and property management company, since 1976.

  ROBERT A. WISLOW. Mr. Wislow is Chairman of U.S. Equities Realty, Inc., a commercial real estate company. Mr. Wislow serves on the Board of Directors of Metra, the regional public transportation provider serving the Chicago metropolitan area.

EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the executive officers who are not also directors of the Company.

      NAME             AGE       POSITIONS HELD AND BUSINESS EXPERIENCE
      ----             ---       --------------------------------------
      Howard A. Jaffe   43 Vice President and Chief Financial Officer. Mr.
                           Jaffe joined the Company in August 1995. From
                           1992 through July 1995, Mr. Jaffe was Executive
                           Vice President and Chief Financial Officer of
                           Northern States Financial Corporation, a multi-bank
                           holding company.
      Anthony           36 Vice President. Mr. Pallante joined the Company
       Pallante, II        in September 1993. From 1992 through September
                           1993, Mr. Pallante was Vice President and Director
                           of Information Management for the Household
                           Financial Services Division of Household
                           International Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  THE COMPANY. The Company's Board of Directors has standing Executive, Audit and Compensation Policy Committees which meet and act in conjunction with the comparable committees of the Bank's Board of Directors. The Board of Directors met eight times in 1996. During 1996, no incumbent director of the Company attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of Board of Directors on which he or she served during the year.

  The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders generally must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the Meeting. The Board of Directors met once during 1996 in its capacity as a nominating committee.

  THE BANK. The Bank's Board of Directors met eight times during 1996. During the year, no incumbent director of the Bank attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he or she served during the year.

  The Company's Executive Committee exercises the powers of the full Board of Directors between Board meetings. The Executive Committee is composed of Directors Eiff (Chairman), Baxter, Knight and Engelman. The Executive Committee met three times during 1996.

  The Audit Committee is responsible for recommending the selection of the independent auditors of the Company and the Bank and meeting with the independent auditors to outline the scope and review the results of the annual audit. The Audit Committee also meets with the Bank's internal auditor on a periodic basis. The current members of this committee are Directors Baxter (Chairman), Guthman and Roldan. This committee held three meetings during 1996.

  The Compensation Policy Committee is responsible for the design and administration of the overall compensation program. In addition, the committee reviews and approves all executive officer compensation plans, evaluates executive performance, grant awards under the Stock Option Plan, grant awards under the RRP and considers other related matters. The current members of this committee are Directors Knight (Chairman), Wislow and Baxter. The Compensation Policy Committee met four times during 1996.

DIRECTOR COMPENSATION

  The Company currently does not compensate its directors for their service in such capacity. For 1997, non-employee directors of the Bank will be paid an annual retainer of $12,000, plus, (i) $1,000 per regularly scheduled Board meeting attended, (ii) $500 per special Board meeting attended via telephone,
(iii) $1,500 per committee membership, (iv) $3,000 for serving as committee chairman, and (v) a $3,500 Chairman of the Board fee. There are no extra fees paid for committee meetings. At least 50% of the annual retainer and Board meeting fees must be taken in the form of Common Stock (up to 100%). All fees may be deferred pursuant to the Company's unfunded Deferred Compensation Plan for Directors and Executive Officers. There are eight regularly scheduled Board meetings per year.

EXECUTIVE COMPENSATION

  Executive officers of the Company currently do not receive any remuneration in their capacity as Company executive officers. The following table sets forth information concerning the compensation of the Named Officers for services in all capacities to the Company and the Bank for the years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                           ANNUAL
                        COMPENSATION    LONG TERM COMPENSATION AWARDS
  NAME AND            ----------------- -----------------------------
 PRINCIPAL   CALENDAR  SALARY   BONUS   RESTRICTED STOCK OPTIONS/SARS    ALL OTHER
  POSITION     YEAR     ($)     ($)(2)   AWARD(S)($)(3)     (#)(4)    COMPENSATION($)
 ---------   -------- -------- -------- ---------------- ------------ ---------------
 Robert S.
  Engelman,
  Jr.          1996   $250,000 $140,000          --            --        $152,945 (5)
 President
  and Chief
  Executive    1995    250,000  110,000     $608,350       105,800         55,512 (6)
 Officer       1994    241,700  125,000          --            --          23,776 (7)
 Howard A.     1996    143,750   65,000          --            --          16,111 (8)
 Jaffe (1)
 Vice Pres-
  ident        1995     55,730   19,200      287,500        20,000         20,078 (9)
               1994        --       --           --            --             --
 Anthony
  Pallante,
  II           1996    143,750   65,000          --            --          22,727(10)
 Vice Pres-
  ident        1995    140,000   43,100      486,680        59,248         42,334(11)
               1994    136,250   48,000          --            --          13,094(12)

--------
 (1) Mr. Jaffe was hired in August 1995.
 (2) The 1995 bonus payment was based upon a nine month period, reflecting the change in the Company's fiscal year.
 (3) Represents restricted stock issued on October 24, 1995 pursuant to the Company's Recognition and Retention Plan (the "RRP"), which was approved by stockholders on such date. All awards vest ratably over five years. Dividends are paid on the restricted shares to the extent dividends are paid on all other outstanding shares of the Common Stock. The dividends, however, are held by the Company for the accounts of Messrs. Engelman, Jaffe and Pallante until the vesting of the corresponding portion of the award. The first 20% of the RRP vested and was distributed to Messrs. Engelman, Jaffe and Pallante on October 25, 1996. The remaining total number of restricted shares held and the aggregate market value at December 31, 1996 was based upon the price of the Company's Common Stock on December 31, 1996, $17.125. Mr. Engelman--33,856 shares, $579,784; Mr.
     Jaffe--16,000 shares, $274,000; Mr. Pallante--27,085 shares, $463,831.
 (4) Represents number of shares of Common Stock underlying incentive and non-qualified stock options granted on October 24, 1995 pursuant to the Stock Option Plan, which was approved by stockholders on such date. All options were granted at an exercise price of $14.375 and vest over five years.
 (5) Includes SERP contribution of $120,000, ESOP contribution of $22,727, supplemental term life insurance premium of $9,555 and an automobile allowance of $663.
 (6) Includes two ESOP contributions totaling $40,266, term life insurance contribution of $9,541, supplemental health insurance plan of $3,500, excess group life insurance premium of $1,440 and an automobile allowance of $765.
 (7) Includes incentive-based cash payment made in lieu of a contribution to the Company's Profit Sharing Plan of $18,595, supplemental health insurance plan of $4,016, excess group life insurance premium of $400 and an automobile allowance of $765.
 (8) Includes ESOP contribution of $16,111.
 (9) Includes payment made in lieu of retirement benefits of $20,000 and excess group life insurance of $78.
(10) Includes ESOP contribution of $22,727.
(11) Includes two ESOP contributions totaling $40,266, supplemental health insurance plan of $1,764 and excess group life insurance premium of $304.
(12) Includes incentive-based cash payment made in lieu of a contribution to the Company's Profit Sharing Plan of $10,138, supplemental health insurance plan of $2,884 and excess group life insurance premium of $72.

STOCK OPTIONS


  The following table sets forth the value of unexercised stock options at December 31, 1996 held by the Named Officers. None of the Named Officers exercised any stock options or stock appreciation rights ("SARs") during 1996 or held any SARs at December 31, 1996.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTION/SAR VALUES

                                                             VALUE OF UNEXERCISED
                                         NUMBER OF              "IN-THE-MONEY"
                                    UNEXERCISED OPTIONS     OPTIONS AT DECEMBER 31,
              SHARES               AT DECEMBER 31, 1996             1996(1)
             ACQUIRED    VALUE   ------------------------- -------------------------
   NAME     ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----     ----------- -------- ----------- ------------- ----------- -------------
Robert S.
 Engelman,
 Jr.            -0-       -0-      21,160       84,640       $58,190     $232,760
Howard A.
 Jaffe          -0-       -0-       4,000       16,000        11,000       44,000
Anthony
 Pallante,
 II             -0-       -0-      11,849       47,399        32,585      130,347

--------
(1) Represents the difference between the closing price of the Common Stock on December 31, 1996 ($17.125 per share) and the exercise price of the stock options.

  All options have a term of ten years, are not transferable and vest at the rate of 20% per year commencing on the first anniversary of the date of grant. The exercise price per share of the options is equal to the fair market value of the Common Stock on the date of grant.

EMPLOYMENT AGREEMENT

  The Company has entered into an employment agreement with Mr. Engelman, as modified. The employment agreement became effective upon completion of the Bank's conversion from mutual to stock form, and provides for an annual base salary in an amount not less than the employee's current salary $300,000 and an initial term of three years. Commencing on the first anniversary date and continuing each anniversary date thereafter, the agreement will extend automatically for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors of the Bank after the Compensation Policy Committee of the Board of Directors of the Bank conducts an annual formal performance evaluation of Mr. Engelman. The agreement provides that the base salary of Mr. Engelman will be reviewed annually. The agreement also provides for, among other things, disability pay, a retirement bonus, participation in benefit plans and other fringe benefits applicable to executive personnel.

  The agreement provides for termination by the Bank for cause, upon Mr. Engelman's death or in certain events specified by Office of Thrift Supervision ("OTS") regulations. In the event the Bank chooses to terminate Mr. Engelman's employment for other than these reasons, or in the event of Mr. Engelman's resignation from the Bank upon a material diminution of or interference with Mr. Engelman's duties, Mr. Engelman would be entitled to his salary and insurance benefits under the agreement for the remaining term of the agreement. Notwithstanding the foregoing, in the event the Bank (or its successor) chooses to terminate Mr. Engelman's employment for reasons other than for cause, his death, pursuant to OTS regulations or for disability, or Mr. Engelman resigns due to involuntary termination in connection with or within 12 months after a "change in control" of the Bank, Mr. Engelman would be entitled to a severance payment equal to up to 299% of Mr. Engelman's average annual compensation over the past three years of employment with the Bank. The Bank also would continue Mr. Engelman's health benefits for the remaining term of the agreement. For the purposes of the employment agreement, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. (S) 574.3 or 4. Such events are generally triggered prior to the acquisition or control of 10% of the Common Stock.

  If Mr. Engelman's employment had been terminated as of December 31, 1996 under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $1,153,000.

SEVERANCE PAY AGREEMENTS

  The Bank has entered into Severance Pay Agreements with Howard A. Jaffe and Anthony Pallante, II. Under the Severance Pay Agreements, if the officer's employment with the Bank is involuntarily terminated within 12 months of a change in control under certain conditions, the officer will be entitled to a lump sum payment of two year's cash compensation. Each Severance Pay Agreement has an initial term of three years and may be extended by the Board of Directors for one year beginning on the first anniversary of the agreement, and on each anniversary date thereafter. Based on their current salaries, if the officers had been terminated as of December 31, 1996 under circumstances entitling them to severance pay as described above, Messrs. Jaffe and Pallante each would have been entitled to receive a lump sum cash payment of approximately $400,000.

COMPENSATION POLICY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables provided elsewhere herein and a report explaining the rationale for and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Policy Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

  GENERAL. The Board of Directors of the Bank has delegated to the Compensation Policy Committee the responsibility and authority to oversee the general compensation policies of the Bank, to establish compensation plans and specific compensation levels for executive officers, and to review the recommendations of management for compensation and benefits for other officers and employees of the Bank. The Compensation Policy Committee is composed solely of independent outside directors. Non-employee directors who are not members of the Compensation Policy Committee also participate in executive compensation decisions by way of review, discussion and ratification of Compensation Policy Committee recommendations.

  The Compensation Policy Committee has adopted an executive compensation program designed to: (i) offer competitive compensation packages in order to attract, motivate, retain and reward those key executive officers who are crucial to the long-term success of the Company; (ii) establish a direct link between executive compensation and annual and long-term performance of the Company; and (iii) encourage decision-making that maximizes long-term shareholder value. The Compensation Policy Committee's primary compensation objective is to ensure that such compensation be tied to the achievement of both short term and longer term goals and objectives established in conjunction with the Company's annual planning process, and to ensure that a significant portion of total compensation is at risk for those executive officers who have significant control over and responsibility for the direction and performance of the Company.

  EXECUTIVE COMPENSATION POLICY. The compensation package provided to the executive officers of the Bank is composed principally of base salary, an annual incentive bonus and awards under the Company's equity based plans. Executive officers also participate in other benefit plans available to all eligible employees including the Company's ESOP. The Compensation Policy Committee periodically reviews the various elements of the compensation package available to executive officers in consideration of the policies described above. The Compensation Policy Committee met four times in 1996 to review employee related compensation/benefit issues in general and to review and recommend the base salary and incentive bonus targets of the Chief Executive Officer and the other executive officers.

  Base Salary. It is the policy of the Compensation Policy Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, with compensation packages and base salaries offered by other financial institutions and specialty finance companies with total assets, loan origination and performance results comparable to those of the Company, as well as to compare the complexities of the positions under consideration with similar jobs in other financial institutions and/or specialty finance companies regardless of size. This information is primarily derived from third party sources and company proxy statements that provide compensation data and analysis from other publicly held companies. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short term and long term corporate goals and objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his management objectives for the plan year, his ability to attract highly skilled individuals to the Company and the officer's overall performance in managing his area of responsibility. The Compensation Policy Committee's decisions are discretionary and no quantifiable formula or weighting of the above mentioned factors are utilized in the decision making process.

  Incentive Bonus Awards. The annual incentive bonus is designed to provide that a substantial portion of each executive officer's total compensation remains variable. The purpose of the incentive plan is to more closely align executive performance to the annual and long-term financial and operating performance of the Company and to reward officers for the achievement of certain specified goals and objectives. Officers are classified into groups, based on their relative position in the Company and/or Bank, with annual target bonuses (as a percentage of base salary) equal to 40% to 70%, 25% to 50%, 15% to 25% and 5% to 15%, respectively. An annual incentive bonus pool is established if specific financial, operational and business goals, determined at the beginning of each fiscal year, are achieved; and if certain safety and soundness standards are maintained. Individual bonus awards can range from 0% to 150% of a person's target goal depending on actual results compared to target results, as well as the officer's individual accomplishments vs. individual goals and objectives. Since incentive bonuses are subject to fluctuation from year to year, the Committee's decisions are subjective and no specific formula is utilized. The Chief Executive Officer makes specific recommendations for incentive bonuses (other than his own) to the Compensation Policy Committee. The Compensation Policy Committee determines the Chief Executive Officer's incentive bonus.

  Benefit Plans. The Compensation Policy Committee's policy with respect to employee benefit plans is to provide competitive benefits to employees of the Company, including its executive officers. Additionally, the ESOP will provide employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value. The Compensation Policy Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

  CHIEF EXECUTIVE OFFICER. The base salary paid to the Chief Executive Officer for 1996 was $250,000, the same base compensation paid in 1995. The Compensation Policy Committee determined that the Chief Executive Officer's target incentive bonus to be maintained at a range between 40%-70% of base salary. This decision was based on the Committee's annual review of third party data as discussed above, and on the favorable results in building the Company and Bank's infrastructure, significant financial improvements and the completion of the Bank's 1996 target goals and objectives. The Compensation Policy Committee also considered other factors relating to the performance of the Company including (i) the successful completion of the Bank's asset-backed securitization, (ii) the level of operating profits and (iii) goals relating to efficiency ratios, fee income, loan volume, asset quality, Community Reinvestment Act compliance and the Bank's infrastructure. The $140,000 incentive bonus paid for 1996 was based on the Compensation Policy Committee's determination that the Chief Executive Officer has successfully met both the short and longer term criteria established in the Business Plan and as described above. In addition, the Board of Directors approved a Supplemental Executive Retirement Plan ("SERP") for the benefit of the Chief Executive Officer. The SERP provides for retirement income for the Chief Executive Officer upon his normal retirement from the Company at a fixed level of 60% of the Chief Executive Officer's 1996 target cash compensation for his normal life expectancy or for a lessor amount should he elect an optional joint and survivor annuity benefit. The Company accrued $120,000 in 1996 to fund the annuity required for the SERP. The Chief Executive Officer's employment contract was modified to recognize the SERP. A complete copy of the SERP and Employment Contract are included as exhibits in the Company's Annual Report on Form 10-K, which was mailed to stockholders with this Proxy Statement.

  Deductibility of Executive Compensation. The federal tax laws limit the deduction a publicly-held company is allowed for compensation paid to its chief executive officer and its four most highly compensated executive officers. Generally, amounts in excess of $1 million (other than performance-based compensation) paid in any tax year to a covered executive cannot be deducted. The Compensation Policy Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

                                          Arthur L. Knight, Jr.,
                                          Chairman of the Compensation Policy
                                          Committee

                                          Jameson A. Baxter
                                          Robert A. Wislow

STOCK PERFORMANCE PRESENTATION

  The following line graph shows a comparison of the cumulative returns for the Company Common Stock, the Nasdaq Market Value Index and an index of peer corporations selected by the Company, for the period April 4, 1995, the date the Common Stock began trading on The Nasdaq Stock Market through December 31, 1996. The information assumes that $100 was invested in the Common Stock and each index on April 4, 1995 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG AVONDALE FINANCIAL CORP.,
                NASDAQ MARKET VALUE INDEX AND PEER GROUP INDEX

                         [LOGO OF GRAPH APPEARS HERE]

                                                  4/95        12/95       12/96
          Avondale Financial Cp.          .      $100.00     $126.09     $148.91
          ----------------------------------------------------------------------
          Peer Group Index                .      $100.00     $114.81     $134.99
          ----------------------------------------------------------------------
          Nasdaq Market Value Index       .      $100.00     $120.91     $150.25
          ----------------------------------------------------------------------

  The peer group includes the following Northeast Illinois thrift institution holding companies: Bell Bancorp, Calumet Bancorp, Fedelity Bancorp, Financial Security, Firstfed Bancshares, Inc., Kankakee Bancorp, Liberty Bancorp, N.S. Bancorp, Suburbfed Financial, Westco Bancorp, Hinsdale Federal and MAF Bancorp.

  During 1996, the following companies, Bell Bancorp & Financial Security Corp., mentioned above as being in the peer group were either purchased or merged into another institution. The above graph was adjusted to reflect this occurrence.

CERTAIN TRANSACTIONS

  The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. The loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and employees must be approved by the Bank's loan committee. All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. As of March 31, 1997, there were no loans or unused lines of credit to directors and executive officers. Such loans and lines of credit, if made, are granted on terms comparable to those for other loan customers.

                                  PROPOSAL II

                  APPROVAL OF THE 1997 OMNIBUS INCENTIVE PLAN

  The 1997 Omnibus Incentive Plan is subject to approval by stockholders.

GENERAL

  Subject to the approval of the stockholders of the Company entitled to vote thereon, the Board of Directors adopted a ten-year incentive plan entitled "1997 Omnibus Incentive Plan" (the "Plan") for directors, officers and employees of the Company and its subsidiaries. The Plan will not be put into effect unless approved by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy at the meeting and entitled to vote on the Plan.

  The Board of Directors believes that the Company's earnings performance and growth is dependent upon ensuring the best possible management. The Board of Directors further believes that the Plan will encourage equity ownership in the Company by key employees and in turn provide such individuals with further incentive and motivation to perform in the best interests of the Company, its customers, and its stockholders and will aid in attracting and retaining high quality employees.

  The Plan will be effective on the date the Plan is approved by the stockholders at the Meeting for a ten-year period commencing May 9, 1997. The principal features of the Plan are summarized below. This summary is qualified by reference to the full text of the Plan which is annexed as Appendix "A" to this Proxy Statement. Awards granted under the Plan may be in the form of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Stock Appreciation Rights or any combination thereof within the limitations set forth in the Plan. The Plan provides that awards may be made for ten years, and the Plan will remain in effect thereafter until all matters relating to the payment of awards and administration of the Plan have been settled.

ADMINISTRATION

  The Plan, if approved by the stockholders, will be administered by a Stock Award Committee of the Board of Directors (the "Committee"). The Committee consists of not less than two non-employee, disinterested Directors, none of whom have received an award during their administration. The members of the Committee will include the members of the Compensation Policy Committee, Mr. Knight, Chairman, Ms. Baxter and Mr. Wislow.

  The Committee has sole authority to administer and interpret the Plan including the size and type of awards and the terms and conditions of such awards.

SHARES AVAILABLE

  The Plan provides that the aggregate number of shares of the Company's Common Stock which may be subject to award may not exceed 350,000, subject to adjustment in certain circumstances to prevent dilution. At the discretion of the Committee, the Company's Common Stock delivered under the Plan may be either authorized but unissued shares, or shares that have been reacquired by the Company. Shares underlying awards that are canceled, expired, forfeited, or terminated shall, in most circumstances, again be available for the grant of additional awards within the limits provided by the Plan. No more than 75,000 shares may be distributed as restricted stock awards. Individual awards are limited to 35,000 shares in any calendar year.

ELIGIBILITY

  The Plan provides for awards to directors and employees of the Company and the Company's subsidiaries. Because it is within the discretion of the Committee to determine which directors and employees receive awards and the amount and type of award received, it is not possible at the present time to determine the number of individuals to whom awards will be made under the Plan, or the amount of the awards. The executive officers of the Company named in the table under the caption "Executive Compensation" herein are among the officers who would be eligible to receive awards under the Plan.

STOCK OPTIONS

  Subject to the terms and provisions of the Plan, options may be granted to directors or employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of shares subject to options granted to each recipient. Each option grant shall be evidenced by an option agreement that shall specify the option price, the duration of the option, the number of shares to which the option pertains, the percentage of the option that becomes exercisable on specified dates in the future, and such other provisions as the Committee shall determine. In addition, the option agreement shall specify whether the option was intended to be an incentive stock option or a non-qualified stock option.

  The option price for each grant of an option shall be determined by the Committee, provided that, the option price shall not be less than the market value of a share of the Company's Common Stock on the date of the grant.

  All options granted under the Plan shall expire no later than fifteen years from date of grant. Subject to the limitations set forth in the Plan, any option may be exercised by payment to the Company of cash or by surrender of shares of previously acquired shares having an aggregate market value at the time of exercise equal to the aggregate option price or a combination of both. Options granted shall be subject to an agreement in a form approved by the Committee, which may contain additional limitations, term and conditions, in addition to the restrictions set forth in the Plan, which the Committee otherwise deems desirable.

  The Plan places limitations on the exercise of options under certain circumstances upon or after termination of employment or in the event of the death, disability or retirement or termination associated with a Change in Control (as defined in the Plan) of the Company. In the event that a participant ceases to maintain continuous service with the Company, or its subsidiaries, for any reason other than death, disability, retirement or termination for cause, an exercisable stock option will be forfeited to the Company unless the Committee, in its sole discretion, waives such termination in which case, all such exercisable options will remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter. In the event of the death, disability or retirement of a participant after the age of 65, an exercisable option will continue to be exercisable until their respective expiration dates, or for one year following the death of the participant, whichever period is shorter. At the discretion of the Committee the agreement evidencing the award of stock options may contain circumstances, or may provide certain limited rights to exercise such options under such circumstances. Stock options are nontransferable except by will or in accordance with the applicable laws of descent and distribution. The granting of an option does not accord the recipient the rights of a stockholder and such rights accrue only after the exercise of an option and the registration of shares of Common Stock in the recipient's name.

RESTRICTED STOCK

  The Plan provides for the award of shares of Common Stock of the Company which are subject to certain restrictions ("Restricted Stock") provided in the Plan or otherwise determined by the Committee. Restricted Stock awarded pursuant to the Plan will be represented by a stock certificate registered in the name of the recipient to whom the award is made. Upon the grant of Restricted Stock, such recipient is entitled to vote the Restricted Stock and to exercise other rights as a stockholder of the Company, including the right to receive all dividends and other distributions paid or made with respect to the Restricted Stock. However, the recipient may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the restriction period designated by the Committee except by will or as may be determined by the Committee. Non-compliance with any of the restrictions will result in a forfeiture of the Restricted Stock. When the conditions of the Restricted Stock award established by the Committee are satisfied, the Company will deliver at the end of the restriction period stock certificates representing the shares of Common Stock which are no longer subject to any restrictions, except those restrictions required by applicable securities laws.

  The Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. In the event a participant ceases to be employed by reason of death, disability or retirement, Restricted Stock still subject to restrictions will be free of these restrictions unless otherwise provided by the Committee. In the event of termination for any other reason, all shares will be forfeited and returned to the Company, unless the Committee provides otherwise.

STOCK APPRECIATION RIGHTS

  The Committee in its discretion may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right entitles the holder to receive from the Company an amount equal to the excess, if any, of the aggregate market value of the Company's Common Stock which is the subject of such option over the option price therefore.

  The Company may make payment of the amount to which the participant exercising Stock Appreciation Rights is entitled by delivering shares of the Company's Common Stock or cash or combination of stock and cash as the Committee in its sole discretion may determine. Stock Appreciation Rights are not transferable except by will or the laws of descent and distribution and are transferable only in conjunction with a permitted transfer of the option to which the Stock Appreciation Right relates and then and only then to the transferee of such option. Each Stock Appreciation Right shall be evidenced by an award agreement in form approved by the Committee, which may contain additional limitations, terms and conditions, in addition to the restrictions set forth in the Plan, which the Committee otherwise deems desirable.

  In the event of a change in control of the Company (as defined in the Plan), all awards granted pursuant to the Plan that are still outstanding and not yet exercisable or vested will become immediately exercisable or vested as of the date of the change in control and will remain exercisable and vested for their term.

  In the event the employment or service of a participant is terminated by reason of death, disability or retirement, any outstanding stock appreciation rights granted to the participant that are not exercisable shall become immediately exercisable. All Stock Appreciation Rights granted to such participant shall remain exercisable until their respective expiration dates, or for one year after the date the participant ceases to be employed, whichever period is shorter. In the event of termination for any other reason, all shares will be forfeited and returned to the Company, unless the Committee provides otherwise.

FEDERAL INCOME TAX TREATMENT

  Under present federal income tax laws, awards under the Plan will have the following consequences:

  (1) The grant of an award will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

  (2) The exercise of a stock option which is an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the shares acquired on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% to the first $175,000 of "minimum taxable income" in excess of $33,750 (single person) or $45,000 (married person filing jointly). This tax applies at a flat rate of 28% of so much of the taxable excess as exceeds $175,000. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married persons filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. Provided the applicable holding periods described below are satisfied, the participant will recognize long-term capital gain or loss upon resale of the shares received upon such exercise. The Company will generally not be entitled to a tax deduction with respect to the granting or exercise of such a stock option or the subsequent sale of the shares. If the shares are not held for at least one year after transfer of the shares to him or two years after the grant of the Incentive Stock Option, whichever is later, the participant will also recognize ordinary income or loss upon disposition in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the Incentive Stock Option. In such an event, the Company will generally be entitled to a corresponding deduction, provided the Company meets its federal withholding tax obligations.

  (3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

  (4) The exercise of a Stock Appreciation Right will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

  (5) Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of restricted stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received.

  (6) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

AMENDMENT MODIFICATION AND TERMINATION

  The Board may, at any time and from time to time, terminate, amend, or modify the Plan. However, such action will be subject to stockholder approval when such approval is required for purposes of any federal or state law or regulation or the rules of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of any outstanding award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding award without the consent of the participant or holder thereof.

  No termination, amendment, or modification of the Plan shall in any manner adversely affect any award previously granted under the Plan, without the written consent of the recipient.

VOTE REQUIRED

  Approval of the Plan requires the affirmative vote of the holders of a majority of the shares present at the Meeting, in person or by proxy, and entitled to vote thereon.

INTENDED GRANTS

  It is the intention that upon approval of the Omnibus Plan, each Board member would receive a non-qualified stock option to purchase 1,000 shares at market value on the first business day of the year following twelve consecutive months of service and the previous described benefit from the Stock Option Plan would no longer apply.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 OMNIBUS INCENTIVE PLAN.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP ("Arthur Andersen"), the independent certified public accountants for Avondale and its subsidiaries in 1996, have been selected by the Board of Directors to continue to serve Avondale in that capacity for 1997. Representatives of Arthur Andersen are expected to be present at the Meeting to make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

  Arthur Andersen continues to perform audit professional services for and on behalf of Avondale. During 1996 the audit services included examination of the consolidated financial statements of Avondale, examination of the financial statements of subsidiaries of Avondale and a review of certain filings with the Securities and Exchange Commission and other regulatory agencies.

                             STOCKHOLDER PROPOSALS

  In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by the Company prior to November 20, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

  The Board of Directors is not aware of any business to be properly presented at the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

  The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained
D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

By Order of the Board of Directors

/s/ Robert S. Engelman, Jr.
Robert S. Engelman, Jr.
President and Chief Executive Officer

Chicago, Illinois
March 31, 1997

                                  APPENDIX "A"

                          1997 OMNIBUS INCENTIVE PLAN

                            AVONDALE FINANCIAL CORP.

                                 JANUARY, 1997

                            AVONDALE FINANCIAL CORP.

                          1997 OMNIBUS INCENTIVE PLAN

                               TABLE OF CONTENTS

  SECTION                                                                  PAGE
  -------                                                                  ----
 ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION
    1.1   Establishment of the Plan......................................    4
    1.2   Purpose of the Plan............................................    4
    1.3   Duration of the Plan...........................................    4
 ARTICLE 2. DEFINITIONS AND CONSTRUCTION
    2.1   Definitions....................................................    4
    2.2   Gender and Number..............................................    6
    2.3   Severability...................................................    6
 ARTICLE 3. ADMINISTRATION
    3.1   The Committee..................................................    6
    3.2   Authority of the Committee.....................................    6
    3.3   Decisions Binding..............................................    6
 ARTICLE 4. SHARES SUBJECT TO THE PLAN; ANNUAL AWARDS TO DIRECTORS
    4.1   Number of Shares...............................................    6
    4.2   Maximum Awards.................................................    6
    4.3   Annual Awards to Directors.....................................    6
    4.4   Lapsed Awards..................................................    7
    4.5   Adjustments in Authorized Shares...............................    7
 ARTICLE 5. ELIGIBILITY AND PARTICIPATION
    5.1   Eligibility....................................................    7
    5.2   Actual Participation...........................................    7
 ARTICLE 6. STOCK OPTIONS
    6.1   Grant of Options...............................................    7
    6.2   Option Agreement...............................................    7
    6.3   Option Price...................................................    7
    6.4   Duration of Options............................................    7
    6.5   Exercise of Options............................................    7
    6.6   Payment........................................................    7
    6.7   Restrictions on Share Transferability..........................    8
            Termination of Employment or Service Due to Death, Disability
    6.8   or Retirement..................................................    8
    6.9   Termination of Employment for Other Reasons....................    8
 ARTICLE 7. STOCK APPRECIATION RIGHTS
    7.1   Grant of SARs..................................................    9
    7.2   Exercise of SARs...............................................    9
    7.3   SAR Agreement..................................................    9
    7.4   Term of SARs...................................................    9
    7.5   Payment of SAR Amount..........................................    9
            Termination of Employment or Service Due to Death, Disability
    7.6   or Retirement .................................................    9
    7.7   Termination of Employment for Other Reasons....................   10

  SECTION                                                                  PAGE
  -------                                                                  ----
 ARTICLE 8. RESTRICTED STOCK
    8.1   Grant of Restricted Stock......................................   10
    8.2   Restricted Stock Agreement.....................................   10
    8.3   Other Restrictions.............................................   10
    8.4   Certificate Legend.............................................   10
    8.5   Removal of Restrictions........................................   10
    8.6   Voting Rights..................................................   10
    8.7   Dividends and Other Distributions..............................   11
            Termination of Employment or Service Due to Death, Disability
    8.8   or Retirement..................................................   11
    8.9   Termination of Employment for Other Reasons....................   11
 ARTICLE 9. TRANSFERABILITY...............................................  11
 ARTICLE 10. BENEFICIARY DESIGNATION......................................  11
 ARTICLE 11. RIGHTS OF EMPLOYEES AND DIRECTORS
    11.1  Employment or Service..........................................   11
    11.2  Participation..................................................   11
 ARTICLE 12. CHANGE IN CONTROL
    12.1  In General.....................................................   12
    12.2  Definition.....................................................   12
 ARTICLE 13. AMENDMENT, MODIFICATION AND TERMINATION
    13.1  Amendment, Modification and Termination........................   12
    13.2  Awards Previously Granted......................................   12
 ARTICLE 14. WITHHOLDING
    14.1  Tax Withholding................................................   12
    14.2  Share Withholding..............................................   12
 ARTICLE 15. INDEMNIFICATION..............................................  12
 ARTICLE 16. SUCCESSORS...................................................  13
 ARTICLE 17. REQUIREMENTS OF LAW
    17.1  Requirements of Law............................................   13
    17.2  Governing Law..................................................   13

                           AVONDALE FINANCIAL CORP.

                          1997 OMNIBUS INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

  1.1 Establishment of the Plan. Avondale Financial Corp., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Avondale Financial Corp. 1997 Omnibus Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights and Restricted Stock.

  Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of holders of a majority of Shares present and entitled to vote at the 1997 Annual Meeting of the Company at which a quorum is present, the Plan shall become effective as of January 1, 1997 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

  1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Employees and Directors with those of Company shareholders.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

  1.3 Duration of the Plan. Subject to approval by the Board of Directors of the Company and ratification by the shareholders of the Company, the Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein. However, in no event may an Award be granted under the Plan on or after the fifteenth anniversary of the Plan's Effective Date.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

  2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights or Restricted Stock.

    (b) "Board" or "Board or Directors" means the Board of Directors of the Company.

    (c) "Cause" means Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on Participant's part shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry. A Participant may be terminated for Cause only upon the affirmative vote of not less than 50% of the quorum of the Board at a meeting of the Board called and held for that purpose, which vote shall be recorded in the minutes of such meeting.

    (d) "Change in Control" of the Company shall be defined in accordance with Section 12.2 herein.

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

    (f) "Committee" means the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

    (g) "Company" means Avondale Financial Corp., a Delaware corporation (including any and all Subsidiaries), or any successor thereto as provided in Article 16 herein.

    (h) "Director" means any individual who is a member of the Board of Directors or an advisory director of the Company or Subsidiary who is not currently an Employee of the Company or Subsidiary.

    (i) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

    (j) "Employee" means a full-time, nonunion, salaried employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

    (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

    (l) "Fair Market Value" means the closing market price per share of one Share on the relevant date, according to a stock quotation source selected by the Committee. If the Shares did not trade on the relevant date, then Fair Market Value is determined as of the most recent date for which a quoted price is available, or as of the most recent date for which quoted bid and asked prices are available, whichever is most recent. Should Fair Market Value be determined at the time of the most recent quoted bid and asked prices, Fair Market Value shall be equal to the bid price.

    (m) "Grant Price" means the stock price above which a SAR entitles the recipient to any increase in value, as determined by the Committee.

    (n) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

    (o) "Insider" shall mean an Employee who is, at the time an Award is made under this Plan, an officer, Director, or holder of more than 10% of the Shares.

    (p) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

    (q) "Option" means an Incentive Stock Option or a Nonqualified Stock
  Option.

    (r) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

    (s) "Participant" means an Employee or Director of the Company who has outstanding an Award granted under the Plan.

    (t) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

    (u) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

    (v) "Retirement" means termination of a Participant's employment with the Company after the Participant attains age 65.

    (w) "Related" means (i) in the case of a SAR or other right, a SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent a SAR or other right is exercisable, in whole or in part, in lieu thereof.

    (x) "Restricted Stock" means an Award granted pursuant to Article 8 herein.

    (y) "Shares" means shares of the common stock of the Company.

    (z) "Stock Appreciation Right" or "SAR" means an Award, designated as a SAR, granted pursuant to Article 7 herein.

    (aa) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

  2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

  3.1 The Committee. The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors of the Company, each of whom
(i) shall be an outside director as defined under Section 162(m) of the Code and (ii) shall be a Non-Employee Director as defined under Rule 16(b) of the Exchange Act. The members of the Committee shall be appointed by the Board of Directors.

  3.2 Authority of the Committee. The Committee shall have full power except as limited by law or by the Certificate of Incorporation or Bylaws of the Company or by resolutions adopted by the Board of Directors, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

  3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Persons, including the Company, its shareholders, Employees, Participants, and their respective successors.

ARTICLE 4. SHARES SUBJECT TO THE PLAN; ANNUAL AWARDS TO DIRECTORS

  4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 350,000. These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. The grant of an Option, Stock Appreciation Right or Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

  4.2 Maximum Awards. During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 35,000 Shares, subject to adjustment as provided in Section 4.3.

  During the term of the Plan, Awards with respect to no more than 75,000 Shares may be in the form of Restricted Stock, subject to adjustment as provided in Section 4.3.

  4.3 Annual Awards to Directors. Directors who shall have served as such for at least 12 consecutive months, including those who participate on the Committee, shall receive a Non-Qualified Stock Option with respect to up to 3,000 Shares (subject to adjustment as provided in Section 4.3) on January 2 of each year. The Option Price with respect to any such Non-Qualified Stock Option shall equal the Fair Market Value of one Share as of December 31 immediately prior to such January 2.

  4.4 Lapsed Awards. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan, with the exception of Restricted Stock Awards upon which dividends have been paid to the Participants.

  4.5 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs and Restricted Stock granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1 Eligibility. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board, and all Directors, including Directors of the Company's Subsidiaries.

  5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. Subject to Section 4.1, no Employee or Director shall be entitled to be granted an Award under this Plan.

ARTICLE 6. STOCK OPTIONS

  6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to Section 4.1, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. Options granted to Directors shall consist only of NQSOs and not ISOs.

  6.2 Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the percentage of the Option that becomes exercisable on specified dates in the future, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

  6.3 Option Price. The Option Price for each grant of an Option shall be determined by the Committee, provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. In the event any holder of 10% or more of the Shares receives a grant of ISOs, the Option Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant. Once an Option has been granted, the Option Price with respect thereto may not be changed.

  6.4 Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the fifteenth anniversary date of its grant.

  6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

  6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Chief Financial Officer of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

  Upon exercise of any Option, the Option Price shall be payable to the Company in full either (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price, or (c) by a combination of
(a) and (b). In addition, the Company may establish a cashless exercise program in accordance with Federal Reserve Board Regulation G.

  As soon as practicable after receipt of a written notification of exercise and payment in full of the Option Price, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8 Termination of Employment or Service Due to Death, Disability or
Retirement.

    (a) Termination by Death. In the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date of death, whichever period is shorter, by such Person or Persons as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

    (b) Termination by Disability. In the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant's Disability is determined by the Committee to be total and permanent, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during this period, exercisability of the Participant's Options shall be permitted for a period of one year following the date of death.

    (c) Termination by Retirement. In the event the employment of an Employee is terminated by reason of Retirement, or the service of a Director on the Board is terminated after age 65, any outstanding Options granted to that Employee or Director that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter.

    (d) Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

  6.9 Termination of Employment for Other Reasons. If the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for one year after the date of termination, whichever period is shorter.

  If the employment of the Employee or the service of the Director shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the exercisability status of the Options.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. A SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4.1 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the Grant Price of a SAR shall be at least equal to 100% of the Fair Market Value of a Share on the date of grant of the SAR.

  7.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

  7.3 SAR Agreement. Each SAR grant shall be evidenced by a SAR agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

  7.4 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, however, such term shall not exceed fifteen years.

  7.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a) The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

    (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.6 Termination of Employment or Service Due to Death, Disability or
Retirement.

    (a) Termination by Death. In the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date of death, whichever period is shorter, by such Person or Persons as shall have acquired the Participant's rights under the SARs by will or by the laws of descent and distribution.

    (b) Termination by Disability. In the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant's Disability is determined by the Committee to be total and permanent, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the Participant dies during this period, exercisability shall be permitted for a period of one year following the date of death.

    (c) Termination by Retirement. In the event the employment of an Employee is terminated by reason of Retirement, or the service of a Director on the Board is terminated after age 65, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that employment was terminated, whichever period is shorter.

  7.7 Termination of Employment for Other Reasons. If the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons described in Section 7.6 herein, except for Cause, all unexercised SARs held by the Participant at that time immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs. Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for one year after the date of termination, whichever period is shorter.

  If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the exercisability status of the SARs.

ARTICLE 8. RESTRICTED STOCK

  8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Directors in such amounts as the Committee shall determine.

  8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

  8.3 Other Restrictions. The Committee shall impose such restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants make cash payments at the time of grant or upon lapsing of restrictions. Such cash payments, if imposed, will be in an amount not less than the par value of the Shares.

  8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

    "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Avondale Financial Corp. 1997 Omnibus Incentive Plan and in a Restricted Stock
  agreement dated             . A copy of the Plan and such Restricted Stock
  agreement may be obtained from the Chief Financial Officer of Avondale Financial Corp."

  8.5 Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 8.4 herein removed from his or her Share certificate.

  8.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  8.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

  8.8 Termination of Employment or Service Due to Death, Disability or Retirement. In the event that a Participant's employment or service with the Company is terminated by reason of death, Disability or Retirement, the restrictions on the Participant's Restricted Stock shall lapse as of the date of termination (in the case of Disability, the restrictions shall lapse on the date the Participant's Disability is determined by the Committee to be total and permanent).

  8.9 Termination of Employment for Other Reasons. If the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.8 herein, including a termination for Cause, all nonvested Shares of Restricted Stock held by the Participant at that time immediately shall be forfeited and returned to the Company (and shall once again become available for grant under the Plan, except that Shares upon which dividends have been paid to a Participant may not become available for re-grant under the Plan). However, with the exception of a termination of employment for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the restrictions on Restricted Stock following termination, upon such terms and provisions as it deems proper.

ARTICLE 9. TRANSFERABILITY

  No Award granted under the Plan shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, except an Award may be transferred by gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members if the Committee so specifies in the Award agreement. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Article 9 a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

ARTICLE 10. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Chief Financial Officer of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. RIGHTS OF EMPLOYEES AND DIRECTORS

  11.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

  For purposes of the Plan, transfer of employment or service of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment or service.

  11.2 Participation. Subject to Section 4.1, no Employee or Director shall be entitled to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12. CHANGE IN CONTROL

  12.1 In General. Unless otherwise set forth in the applicable Award agreement, in the event of a Change in Control of the Company as defined in
Section 12.2 herein, all Awards granted under this Plan that are still outstanding and not yet exercisable or vested shall become immediately exercisable or vested as of the date of the Change in Control and shall remain exercisable and vested for their term.

  12.2 Definition. For purposes of the Plan, a Change in Control shall mean
(i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of Shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company, or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company.

  The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

ARTICLE 13. AMENDMENT, MODIFICATION AND TERMINATION

  13.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, terminate, amend, or modify the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided.

  13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14. WITHHOLDING

  14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

  14.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Employees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax which could be imposed on the transaction.

ARTICLE 15. INDEMNIFICATION

  Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 16. SUCCESSORS

  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 17. REQUIREMENTS OF LAW

  17.1 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  17.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                            AVONDALE FINANCIAL CORP.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 9, 1997

  The undersigned hereby appoints the Board of Directors of Avondale Financial Corp. (the "Company"), and its survivor, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Friday, May 9, 1997 at the Chicago Cultural Center located at G.A.R. Memorial Hall--2nd Floor, 77 East Randolph St., Chicago, Illinois, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, as follows:

  I.  The election of the following directors for three-year terms:
                                        FOR   WITHHELD
      Peter G. Krivkovich                [_]      [_]
      Hipolito (Paul) Roldan             [_]      [_]

                                        FOR    AGAINST   ABSTAIN
  II. The approval of the adoption of  [_]      [_]       [_]
      the 1997 Omnibus Incentive Plan.

  In their discretion, the proxies are authorized to vote on any other business that may come before the Meeting or any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
                        AND THE PROPOSAL LISTED ABOVE.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND PROPOSAL LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Should the undersigned be present and elect to vote at the Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

  The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                            Dated: ______________________, 1997


                                            -----------------------------------
                                            Signature of Stockholder

                                            -----------------------------------
                                            Signature if held Jointly

                                            PLEASE SIGN EXACTLY AS YOUR
                                            NAME(S) APPEAR(S) ON THIS CARD.
                                            WHEN SIGNING AS ATTORNEY, EXECU-
                                            TOR, ADMINISTRATOR, TRUSTEE OR
                                            GUARDIAN, PLEASE GIVE YOUR FULL
                                            TITLE. IF SHARES ARE HELD JOINTLY,
                                            EACH HOLDER SHOULD SIGN.

    PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.